Exhibit 4.5

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of July 13, 2010 by and among LANDRY’S RESTAURANTS, INC., a Delaware corporation (the “Company”), THE OCEANAIRE, INC., a Minnesota corporation, THE OCEANAIRE RESTAURANT COMPANY, INC., a Minnesota corporation, THE OCEANAIRE MINNEAPOLIS RESTAURANT COMPANY, LLC, a Minnesota limited liability company and THE OCEANAIRE TEXAS BEVERAGE COMPANY, INC., a Texas corporation (collectively, the “New Guarantors”) and JEFFERIES & COMPANY, INC., as New York corporation (the “Initial Purchaser”). All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Registration Rights Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company, Guarantors and the Initial Purchaser are parties to that certain Registration Rights Agreement, dated as of April 28, 2010 (the “Registration Rights Agreement”), with respect to $47,000,000 aggregate principal amount of 11 5/8% Senior Notes due 2015 issued by the Company and sold to Initial Purchaser pursuant to the Purchase Agreement (collectively, the “Notes”);

WHEREAS, the Company, Guarantors (as defined therein) and Wilmington Trust, FSB, a Federal Savings Bank, as successor trustee (the “Trustee”) to Deutsche Bank Trust Company Americas, and Deutsche Bank Trust Company Americas, as collateral agent are parties to that certain Indenture dated as of November 30, 2009, as supplemented by the First Supplemental Indenture dated as of April 28, 2010 and effective as of November 30, 2009 (collectively, the “Indenture”);

WHEREAS, the Company has acquired the New Guarantors and owns directly or indirectly the equity interests in each New Guarantor; and

WHEARAS, pursuant to and in accordance with the provisions of Section 4.17 of the Indenture, each such New Guarantor is required to execute and deliver to the Trustee an amendment to the Registration Rights Agreement pursuant to which such New Guarantor shall agree to the terms and conditions set forth in the Registration Rights Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed for the benefit of all Holders of the Notes, as follows:

SECTION 1. Amendments to the Registration Rights Agreement. Each of The Oceanaire, Inc., a Minnesota corporation, The Oceanaire Restaurant Company, Inc., a Minnesota corporation, The Oceanaire Minneapolis Restaurant Company, LLC, a Minnesota limited liability company and The Oceanaire Texas Beverage Restaurant Company, Inc., a Texas corporation, unconditionally and irrevocably agrees to the terms and conditions contained in the Registration Rights Agreement applicable to a “Guarantor” therein.

SECTION 2. Effectiveness. This Amendment shall become effective and be deemed effective as of the date first set forth above. On and after the effectiveness of this Amendment, each reference to the Registration Rights Agreement in the Registration Rights Agreement, Purchase Agreement, Indenture or any other document related thereto shall mean and be a reference to the Registration Rights Agreement as amended by this Amendment.

SECTION 3. Ratification of Registration Rights Agreement. The Registration Rights Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Indenture or any other document related thereto nor constitute a waiver of any provision thereof.

SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 5. Headings, Etc. Section headings of this Amendment are inserted for convenience of reference only and are not to be considered party of this Amendment for any purpose.

SECTION 6. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties below have caused this First Amendment to Registration Rights Agreement to be duly executed as of the day and year first above written.

THE COMPANY

LANDRY’S RESTAURANTS, INC., a Delaware corporation

By:	/s/ Rick H. Liem
Name:	Rick H. Liem
Title:	Executive Vice President and Chief Financial Officer

NEW GUARANTORS

THE OCEANAIRE, INC., a Minnesota corporation

THE OCEANAIRE RESTAURANT COMPANY, INC., a Minnesota corporation

THE OCEANAIRE MINNEAPOLIS RESTAURANT COMPANY, LLC, a Minnesota limited liability company

THE OCEANAIRE TEXAS BEVERAGE COMPANY, INC., a Texas corporation

By:	/s/ Rick H. Liem
Name:	Rick H. Liem
Title:	Vice President

Signature Page to

First Amendment to

Registration Rights Agreement

Agreed and Accepted:

JEFFERIES & COMPANY, INC.

By:	/s/ L. Richard DiDonato
Name:	L. Richard DiDonato
Title:	Managing Director

Signature Page to

First Amendment to

Registration Rights Agreement